Exhibit 23



                 Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hibernia Corporation of our report dated January 9, 1995, included in the 1994 Annual Report to Shareholders of Hibernia Corporation.

We also consent to the incorporation by reference in the following Hibernia Corporation Registration Statements

     Form S-3 No. 33-26553 (dated February 21, 1989)
     Form S-8 No. 2-81353 (dated February 23, 1989)
     Form S-8 No. 33-26871 (dated February 23, 1989)
     Form S-3 No. 33-37701 (dated January 31, 1991)
     Form S-8 No. 2-96194 (dated April 8, 1991)
     Form S-3 No. 33-53108 (dated December 28, 1992)
     Form S-3 No. 33-55844 (dated December 28, 1992)
     Form S-4 No. 33-57055 (dated December 29, 1994)
     Form S-4 No. 33-57771 (dated March 1, 1995)

of our report dated January 9, 1995, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.

                              s/ERNST & YOUNG LLP

New Orleans, Louisiana
March 30, 1995